PREFERRED STOCK EXCHANGE AGREEMENT
This PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is made effective as of May 4, 2011, by and between ViewCast.com, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and Series E Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock, and collectively with the Series B Preferred and Series C Preferred, the “Preferred Stock”) listed on the signature pages hereto (each a “Holder,” and together, the “Holders”).
RECITALS
WHEREAS, the Company’s certificate of incorporation (the “Certificate of Incorporation”) entitles each Holder of Series B Preferred Stock, Series C Preferred Stock and/or Series E Preferred Stock to convert such shares of Preferred Stock into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price as specified in the Certificate of Designations of Series B Preferred Stock, Certificate of Designations of Series C Preferred Stock and Certificate of Designations of Series E Preferred Stock, respectively (together, the “Conversion Rights”); and
WHEREAS, as of the date hereof, a total of 800,000 shares of Series B Preferred Stock; 200,000 shares of Series C Preferred Stock and 80,000 shares of Series E Preferred Stock are issued and outstanding,
WHEREAS, the Company and the Holders wish to, among other things: (i) with regard to the Series B Preferred Stock and Series C Preferred Stock, establish a New Conversion Price (as defined below) by which the shares of the Series B Preferred Stock and Series C Preferred Stock shall be convertible into shares of Common Stock in exchange for the Holders of such Series B Preferred Stock and Series C Preferred Stock converting such series of preferred stock into Common Stock on the date of this Agreement at the New Conversion Price; (ii) with regard to the Series E Preferred Stock, establish a temporary, conversion price by which the shares of Series E Preferred Stock shall be convertible into shares of Common Stock, and (iii) provide that, upon the successful completion of a Securities Placement (as defined below) by the Company, all outstanding shares of Series E Preferred Stock shall automatically convert into shares of Common Stock at the Temporary Conversion Price (as defined below); and
WHEREAS, upon the conversion of the Series B Preferred Stock and Series C Preferred Stock pursuant to this Agreement, any and all dividends, owed or owing in any capacity, whether or not accumulated or previously declared, pursuant to the terms of the Series B Preferred Stock and Series C Preferred Stock, on the date of this Agreement, shall be cancelled;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

AGREEMENT
ARTICLE I. EXCHANGE AND EXERCISE
1.01 New Conversion Price and Agreement to Convert. On the date of this Agreement, the conversion price of the Series B Preferred Stock and the Series C Preferred Stock shall be $0.60 per share of underlying Common Stock for each share of Series B Preferred Stock and Series C Preferred Stock, which share of Series B Preferred Stock and Series C Preferred Stock shall have a value of $10.00 per share (the “New Conversion Price”) such that each share of Series B Preferred Stock and each share of Series C Preferred Stock shall be converted into 16 2/3 shares of Common Stock. On the date of this Agreement, the Holders of the Series B Preferred Stock and the Series C Preferred Stock shall convert all the shares of the Series B Preferred Stock and the Series C Preferred Stock into shares of Common Stock at the New Conversion Price (such shares of Common Stock issued upon conversion being the “Series B/Series C Conversion Shares”), and the rights to receive any and all dividends, owed or owing in any capacity, whether or not accumulated or previously declared, pursuant to the terms of the Series B Preferred Stock and Series C Preferred Stock, on the date of this Agreement, shall be cancelled.
1.02 Temporary Adjustment of Conversion Price. For a period of twelve (12) months following the date hereof (the “Temporary Conversion Period”), shares of Series E Preferred Stock shall be convertible into Common Stock at the conversion price of $0.50 per share of underlying Common Stock for each share of Series E Preferred Stock so exchanged, which share of Series E Preferred Stock shall have a value of $100.00 per share (the “Temporary Conversion Price”) so that 200 shares of Common Stock shall be issued for each share of Series E Preferred Stock that is converted. Upon exercise of the Conversion Rights of the Series E Preferred Stock by the Holder of the Series E Preferred Stock during the Temporary Conversion Period (a “Voluntary Conversion”) or the mandatory conversion of such Series E Preferred Stock pursuant to Section 1.03, all outstanding shares of Series E Preferred Stock shall automatically convert into shares of Common Stock at the Temporary Conversion Price for the Series E Preferred Stock.
1.03 Mandatory Conversion of Preferred Shares. If at any time during the Temporary Conversion Period, the Company completes, in one transaction or a series of related transactions, the placement(s) of Common Stock for total aggregate Net Proceeds (as defined below) of at least $7,000,000 (a “Securities Placement”), each outstanding share of Series E Preferred Stock shall automatically convert into the corresponding number of shares of Common Stock at the Temporary Conversion Price; however, a Securities Placement shall not include any Common Stock issued pursuant to: (i) the conversion of any Preferred Stock, (ii) the exercise of any currently issued and outstanding options or warrants, or (iii) any plan adopted by the Company for the purchase by, or grant of, Common Stock in connection with any employee compensation or benefit plan of the Company, whether now in effect or hereafter created or amended. The term “Net Proceeds” means the gross proceeds from the placement(s) of Common Stock less the legal fees, investment banking/placement agent/financial advisor fees, valuation fees and accounting fees, and any fees, expenses or amounts paid or payable to or for any investor as part of a Securities Placement due in connection with the placement(s) of such Common Stock.
1.04 Deliveries Upon Execution. Upon execution of this Agreement, each Holder of Series E Preferred Stock hereby executes and delivers a Notice of Conversion, substantially in the form attached hereto as Exhibit A, which Notice of Conversion shall be held in escrow by the Company and completed by the Company and become effective upon a Securities Placement, such that the automatic conversion of the Series E Preferred Stock upon a Securities Placement shall take place with no further action required by any Holder of Series E Preferred Stock.
1.05 Registrable Securities. The Company agrees that (a) the term “Registrable Securities” as used in that certain Registration Rights Agreement, dated December 11, 2006 (the “Registration Agreement”), between the Company and Ardinger Family Partnership, Ltd., shall from and after the date hereof include (in addition to the Registrable Securities covered by the Registration Agreement) all shares of Common Stock issuable to the Ardinger Investors in exchange for the Preferred Stock and (b) H.T. Ardinger Jr. shall from and after the date hereof be a party to the Registration Agreement and shall be deemed a Holder (as defined in the Registration Agreement).

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as otherwise specified below, the Company represents and warrants to each Holder as of the date hereof as follows:
2.01 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.
2.02 Authorization. This Agreement has been duly and validly executed and delivered by the Company, and the shares of Common Stock issuable in connection with any conversion of Preferred Stock in accordance with this Agreement, have been duly authorized by all necessary corporate action on the part of the Company.
2.03 Validity. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.
2.04 Securities Laws. The offer, issuance, sale and delivery of Common Stock in connection with the exercise of Conversion Rights shall be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (collectively, with all of the rules and regulations promulgated thereunder, the “Securities Act”), and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company, nor anyone acting on its behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action that would subject the transactions contemplated hereby to the registration or prospectus delivery provisions of the Securities Act.
2.05 Timely Filings. Since May 2, 2010, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.
2.06 Customers. With regard to any customer that accounted for 10% or greater of the Company’s sales for the year-ended December 31, 2010, the Company has not received any notice, written or oral, that any such customer plans to discontinue its purchases from the Company during the year-ending December 31, 2011.
2.07 Litigation. There is no claim, litigation, arbitration, action, suit or proceeding, administrative, judicial or otherwise, pending or, to the Company’s Knowledge, threatened against the Company, at law or in equity, before any federal, state, local or foreign court, regulatory agency, or other governmental authority. The term “Knowledge” means any and all information that was actually known to David Stoner or Laurie Latham, and any and all additional information which such individuals should have known after reasonable investigation of the matter at issue.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDER
Each Holder severally represents and warrants to the Company with regard to such Holder (and not as to any other Holder) as of the date hereof as follows:
3.01 Organization and Qualification. Such Holder that is an individual has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform such Holder’s obligations hereunder. Such Holder that is a partnership, trust or other entity, is duly organized and validly existing under the laws of the State of Texas and has the requisite power to own its properties and carry on its business as presently conducted.
3.02 Authorization. This Agreement has been duly and validly executed and delivered by such Holder.
3.03 Validity. This Agreement constitutes a legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the execution, delivery and performance of this Agreement by such Holder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Holder is a party or any judgment, order or decree to which such Holder is subject.
3.04 Investment Representations.
(a) Such Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect, the meaning of which is understood by such Holder.
(b) Such Holder is entering this Agreement for such Holder’s own account and not with a view to, or intention of, distribution of the Company’s Preferred Stock or Common Stock in violation of the Securities Act, or any applicable state securities laws.
(c) Such Holder is sophisticated in financial matters and each is able to evaluate the risks and benefits of such Holder’s investment in the Preferred Stock and such Holder’s decision to enter into this Agreement. Such Holder understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss.
(d) Such Holder is able to bear the economic risk of such Holder’s investment in the Preferred Stock, or any shares of Common Stock issued in connection with the exercise of any Conversion Rights, for an indefinite period of time. Such Holder: (i) understands and acknowledges that any shares of Common Stock to be issued in connection with the exercise of any Conversion Rights shall not have been registered under the Securities Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to the Holder or the fairness of the terms of such Holder’s investment in the Preferred Stock or this Agreement.
(e) Such Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and has had full access to such other information concerning the Company as such Holder has requested.

(f) Such Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of: (i) such Holder’s investment in the Preferred Stock, including any Common Stock issuable upon the exercise of any Conversion Rights and (ii) such Holder’s decision to enter into this Agreement.
(g) Such Holder became aware of the offering to enter into this Agreement other than by means of general advertising or general solicitation.
3.05 Ownership of Shares. Such Holder hereby represents and warrants that such Holder is the record and beneficial owner of the shares of Preferred Stock as indicated in Exhibit B attached hereto.
3.06 Independent Action. H.T. Ardinger Jr. and Ardinger Family Partnership, Ltd. (collectively, the “Ardinger Investors”) and Adkins Family Partnership, Ltd. and RDB Limited (collectively, the “Adkins/Baker Investors”) severally represent that (a) they have not acted together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company, (b) they have acted independently in connection with this Agreement and the Company, and (c) there is no agreement among or between any member of the Ardinger Investors and any member of the Adkins/Baker Investors to act together with respect to the Company or the Company’s securities.
ARTICLE IV. COVENANTS
4.01 NASDAQ Application. The Company agrees to use its commercially reasonable efforts to meeting the listing requirements for the NASDAQ Stock Market. After it meets the listing requirements for The NASDAQ Stock Market, the Company agrees to use its commercially reasonable efforts to list its Common Stock on The NASDAQ Stock Market.
4.02 Expenses. The Company hereby agrees to reimburse the Holders promptly upon receipt of an invoice therefore for all out-of-pocket expenses (including fees and expenses of one counsel for all the Holders) reasonably incurred by the Holders in connection with this Agreement and the transactions contemplated hereby; provided that the aggregate amount of such fees and expenses for which the Holders shall seek reimbursement from the Company shall not exceed $10,000.
4.03 Limitation of Sales of Common Stock. The Holders agree not to sell or otherwise transfer any of the Series B/Series C Conversion Shares until July 31, 2011. The Holders also agree to limit any sales or transfers of any of the Series B/Series C Conversion Shares from August 1, 2011 to January 27, 2012 pursuant to Rule 144(e)(1) of the Securities Act as if the Series B/Series C Conversion Shares were held by an affiliate of the Company even if the Holder is not actually an affiliate of the Company at such time. Notwithstanding anything to the contrary in this Section 4.03, any Holder (a) may pledge the Series B/Series C Conversion Shares as collateral to secure any loan so long as upon foreclosure or other transfer in connection with the pledge of any Series B/Series C Conversion Shares to the pledgee, such shares of Series B/Series C Conversion Shares are taken subject to the terms of this Agreement, (b) that is an individual (including the estate of any individual) may transfer all or any portion of the Series B/Series C Conversion Shares to family member of such individual subject to the terms of this Agreement, and/or (c) that is a partnership may transfer any Series B/Series C Conversion Shares to its partners subject to the terms of this Agreement. Notwithstanding anything to the contrary in this Section 4.03, in the event of a Change-in-Control (as hereafter defined) of the Company prior to January 27, 2012, the transfer restrictions in this Section 4.03 shall automatically terminate and be of no further force and effect immediately upon the effectiveness of such Change-in-Control. For purposes of this Agreement, the term “Change-in-Control” shall mean (i) the acquisition (in one or more transactions) of at least 50.01% of the outstanding Common Stock by any unrelated third party (“Third Party”), (ii) any merger of the Company with or into any Third Party, whether or not the Company is the surviving entity, with the effect that the stockholders of the Company immediately prior to the merger do not own at least 60% of the voting securities of the surviving entity in the merger after giving effect to the merger, or (iii) any acquisition of all or substantially all of the assets of the Company by any Third Party.

ARTICLE V. MISCELLANEOUS
5.01 Restrictive Legends. Each certificate of Common Stock issued pursuant to any conversion of Preferred Stock in connection with this Agreement shall be stamped or otherwise imprinted with the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
5.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles.
5.03 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except as set forth in Section 5.05.
5.04 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party hereto. This Agreement is not intended to confer any rights or benefits on any persons other than the parties hereto. If any shares of the Series E Preferred Stock are transferred during the Temporary Conversion Period, this Agreement and the rights, duties and obligations hereunder shall continue to apply to such transferred shares and the new holder of the shares shall execute a joinder to this Agreement and shall be considered a Holder of Series E Preferred Stock pursuant to this Agreement.
5.05 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and each Holder.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, nor will any waiving of any right power or privilege operate to waive any other subsequent right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.
5.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank. Signature Page to Follow.]

IN WITNESS WHEREOF, the Company and each Holder listed have executed this Agreement as of the day and year first above written.

COMPANY: VIEWCAST.COM, INC
By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	Chief Financial Officer
Signature Pages to Preferred Stock Conversion Agreement

HOLDERS:
By:	/s/ H.T. Ardinger, Jr.
	Name:	H.T. Ardinger, Jr.
Signature Pages to Preferred Stock Conversion Agreement

ARDINGER FAMILY PARTNERSHIP, LTD.
By:	/s/ H.T. Ardinger, Jr.
	Name:	H.T. Ardinger, Jr.
	Title:	General Partner
Signature Pages to Preferred Stock Conversion Agreement

ADKINS FAMILY PARTNERSHIP, LTD.
By:	/s/ M.D. Adkins
	Name:	M.D. Adkins
	Title:	General Partner
Signature Pages to Preferred Stock Conversion Agreement

RDB LIMITED, p/k/a BAKER FAMILY PARTNERSHIP, LTD.
By:	/s/ M. D. Adkins
	Name:	M.D. Adkins
	Title:	Special Partner
Signature Pages to Preferred Stock Conversion Agreement

EXHIBIT A
NOTICE OF CONVERSION
To: [Holder]
In connection with Section 1.03 of that certain Preferred Stock Exchange Agreement, dated May 4, 2011, by and among ViewCast.com, Inc., a Delaware Corporation (the “Company”) and the holders of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, Series C Convertible Preferred Stock, par value $0.0001 per share and Series E Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”) listed on the signature pages thereto, this letter serves as notice that on  _____, a Securities Placement occurred, pursuant to which your shares of Series E Preferred Stock of the Company automatically converted, at the Temporary Conversion Price, into  _____  shares of Common Stock of the Company.
All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

VIEWCAST.COM, INC.
By:
Name:
Title:

Date:

AGREED TO AND ACKNOWLEDGED

By:

Name:
Title:

Date:
Exhibit A — Notice of Conversion

EXHIBIT B
LIST OF PREFERRED STOCK HOLDERS

	Stk	No. of
	Certif	Shares

Series B Convertible Preferred Stockholders

H.T. Ardinger Jr. 1990 LakePointe Dr. Lewisville, TX 75057	#5	400,000

Adkins Family Partnership, Ltd. c/o Gardere Wynne Sewell LLP 1601 Elm Street Suite 3000 Dallas, Texas 75201	#3	200,000

RDB Limited pka Baker Family Partnership, Ltd. c/o Gardere Wynne Sewell LLP 1601 Elm Street Suite 3000 Dallas, Texas 75201	#4	200,000

Total Series B Convertible Preferred Shares		800,000

Series C Convertible Preferred Stockholder

H.T. Ardinger Jr. 1990 LakePointe Dr. Lewisville, TX 75057		200,000

Series E Convertible Preferred Stockholder

Ardinger Family Partnership, Ltd. a Texas limited partnership 1990 LakePointe Dr. Lewisville, TX 75057		80,000
Exhibit B — List of Preferred Stock Holders